Exhibit 10.28

Deposit Pledge Contract

China Construction Bank
Fujian Branch

Deposit Pledge Contract
Contract No.: Jian Ping Song Dui Bao Zhi Zi No. 3-3 [2010]
Pledgor (Party A): Fujian Yada Group Co., Ltd.
Domicile: No. 6-1, Gongye Road, Songxi County
Zip code: 353500
Legal representative (principal): Zhan Youdai
Fax: 2332598
Tel: 2325688
Pledgee (Party B): China Construction Bank Corporation, Songxi Sub-branch
Domicile: No. 121, Jiefang Street, Songyuan Town, Songxi County
Zip code: 353500
Principal: Ou Wenbin
Fax: 2322644
Tel: 2322670
To ensure the performance of Bank Acceptance Agreement (Jian Ping Song Dui Zi No. 03 [2010]) (hereinafter referred to as “the Master Contract”) signed by and between Fujian Yada Group Co., Ltd. (hereinafter referred to as “the Debtor”) and Party B, and to guarantee the realization of Party B’s claims, Party A is willing to provide deposit pledge against the Debtor’s debt owed to Party B under the Master Contract. According to relevant laws, regulations and rules, Party A and Party B enter into this Contract after consultations for common compliance.
Article 1	Party A shall provide deposit pledge with the margin in the deposit account hereunder.
Article 2	Deposit account
Party A shall deposit RMB (currency) One Million Seven Hundred and Forty Thousand (in words) into the deposit account within one working day from the date of signing of this Contract. Without the consent of Party B, Party A shall not draw down, transfer or otherwise dispose of the fund in the deposit account. Name of the deposit account: Fujian Yada Group Co., Ltd.; number of the deposit account: 3500167760749558888; opening bank: China Construction Bank, Songxi branch.

Party A and Party B agree that the deposit shall carry interest at the rate of: 6-month fixed deposit interest rate. The interest shall be directly credited to Party A’s deposit account by Party B and be used as deposit pledge against Party B’s claims.
If the deposit account is frozen or deducted by any judicial decisions or decisions by other competent authority, Party A shall provide other security acceptable to Party B.
Article 3	Scope of deposit pledge
The scope of deposit pledge hereunder is as 2 below:
I.
All debts under the Master Contract, including but not limited to all principal, interest (including compound interest and penalty interest), penalty, damages, other amounts due from the Debtor to Party B (including but not limited to the related commission charges, telecommunications charges, contingencies, the related bank charges that foreign beneficiaries refuse to bear, etc.), the costs incurred by Party B on realization of claims and security right (including but not limited to court fees, arbitration fees, property preservation fees, travel expenses, enforcement charges, assessment fees, auction fees, notary fees, service fees, announcement fees, attorney fees, etc.).

II.
Principal (currency) RMB Five Million Eight Hundred Thousand (in words), interest (including compound interest and penalty interest) under the Master Contract, and penalty, damages, and other amounts due from the Debtor to Party B (including but not limited to the related commission charges, telecommunications charges, contingencies, the related bank charges that foreign beneficiaries refuse to bear, etc.), the costs incurred by Party B on realization of claims and security right (including but not limited to court fees, arbitration fees, property preservation fees, travel expenses, enforcement charges, assessment fees, auction fees, notary fees, service fees, announcement fees, attorney fees, etc.).

Article 4	Amendment and modification of the Master Contract
I.
If Party B and the Debtor agree to amend the terms of the Master Contract (including but not limited to amendment of repayment currency, repayment method, loan account number, repayment account number, fund use plan, repayment plan, value date, interest settlement date, value date or settlement date of interest in case of no extension of the debt performance period), Party A shall agree to assume guaranty liability against the debt under the amended Master Contract.

Where Party B and the Debtor agree to extend the repayment term or increase the amount of the principle of the debt without the prior consent of Party A, Party A shall only assume guaranty liability against the debt under the original Master Contract in accordance with the provisions hereof.
II.	Party A’s guaranty liability shall not be relieved in the case of:
(I)	Restructuring, merger, consolidation, division, increase or decrease in capital, joint venture, association, rename or other changes of Party B or the Debtor; or
(II)	Party A entrusting any third party to perform its obligations under the Master Contract.
III.	Where the claims under the Master Contract are transferred to a third party, Party A shall assist Party B and the third party in handling the relevant procedures.
IV.	If the transfer of the claims or debts under the Master Contract is null, void, revoked or canceled, Party A shall assume the guarantee liability to Party B in accordance with this Contract.
Article 5	Realization of pledge right
I.
If the Debtor fails to perform the due debt under the Master Contract or the debt declared due early, or violates any other provisions in the Master Contract, Party B shall have the right to transfer and receive the equivalent amount from the said deposit account.

II.	Party A shall not in any way (including act or omission) impede Party B from realizing the pledge right.
III.
No matter whether Party B is provided with any other security against the claims under the Master Contract (including but not limited to warranty, mortgage, pledge, guarantee letter, standby letter of credit and other ways of security), regardless of the time when the said other security is established, whether such security is effective, whether Party B make claims against other guarantors, whether there is any third party who agrees to undertake the debts under the Master Contract in whole or in part, and whether other security is provided by the Debtor itself, the guaranteeliability of Party A hereunder shall not be relieved thereby, and Party B shall have the right to transfer and receive the equivalent amount directly from the said deposit account while Party A shall not raise any objection.

IV.
If Party A provides security only against part of the debt under the Master Contract, then Party A agrees that even if the debt under the Master Contract is eliminated in part due to discharge by the Debtor, realization of other security rights by Party B or any other reason, Party A shall, within the scope of security hereunder, still assume guaranty liability against the debt that have not yet been eliminated.

V.
If Party A provides security only against part of the debt under the Master Contract and in case the debt under the Master Contract has not been discharged in full after Party A assumes the guarantee liability, then Party A will claim (including pre-exercise) the right of subrogation or recovery and shall not prejudice Party B’s interests, and agrees that discharge of the debt under the Master Contract shall take priority over the realization of Party A’s right of subrogation or recovery.

Specifically, until Party B’s claims are settled in full,
(I)
Party A agrees not to claim its right of subrogation or recovery against the Debtor or any other guarantor; if Party A realizes such right for whatsoever reason, then the received amount shall be first used to settle the outstanding claims of Party B;

(II)
If the debt under the Master Contract is provided with real security, Party A agrees that it will not raise claim against the proceeds from the deposit pledge or its disposal on the ground of exercise of the right of subrogation or for any other reason and that the said deposit pledge and the proceeds shall be first used to settle the outstanding claims of Party B;

(III)
If the Debtor or any other guarantor provides a counter-guarantee for Party A, then the amount received by Party A on the basis of the said counter-guarantee shall be first used to settle the outstanding claims of Party B.

VI.
Party A has been fully aware of the interest rate risk. In case the interest, penalty interest and compound interest due from the Debtor are increased as Party B adjusts the interest rates, interest calculation or settlement methods in accordance with the provisions of the Master Contract or the changes in state interest rate policy, Party A shall also assume guaranty liability against the increased part.

VII.
If the Master Contract is untenable, not effective, invalid, invalid in part or revoked or dissolved and if Party A and the Debtor are not the same person, then Party A shall, within the scope of security hereunder, assume joint liability with the Debtor against the debt incurred by the Debtor due to return of property or compensation for losses, and Party B shall have the right to transfer and receive the equivalent amount from the said deposit account.

VIII.
If the Debtor bears other due debts to Party B in addition to those under the Master Contract, Party B shall have the right to transfer and receive the amount in RMB or other currencies from any account opened by the Debtor in China Construction Bank system to first use to discharge any due debt, and Party B’s guaranty liabilityshall not be relieved thereby.

Article 6	Liabilitird for breach of contract
I.
In the case of breach of any provision hereof by Party A or in the case of any misstatement, error or omission in Party A’s representations and warranties, Party B shall have the right to take one or more of the following measures:

(I)	Require Party A to remedy the breach within the specified period;
(II)	Require Party A to provide a new guarantee;
(III)	Require Party A to indemnify for damages;
(IV)	Transfer and receive the equivalent amount from the said deposit account;
(V)	Other relief measures permitted by law.
II.
If the pledge right is not effectively established, or the deposit account is frozen or deducted, or Party B fails to realize the pledge right in a timely and full manner due to any reasons attributable to Party A, and if Party A and the Debtor are not the same person, Party B shall have the right to require Party A to, within the scope of security hereunder, assume joint liability with the Debtor against the debt secured, and Party B shall have the right to transfer and receive the equivalent amount from the said deposit account.

Article 7	Miscellaneous
I.	Transfer and receipt of amount due
For all amount due from Party A hereunder, Party B shall have the right to transfer and receive the equivalent amount in RMB or other currencies from any account opened with Party A in China Construction Bank, without prior notice to Party A. In case it is required to handle the procedures for exchange settlement and sale or foreign exchange trading, Party A shall be obliged to assist Party B in handling the relevant procedures and bear the exchange rate risk.

II.	Use of Party A’s information
Party A agrees that Party B may inquire of the credit database established with the approval of the People's Bank of China and credit reporting authorities or of the relevant units or departments about Party A’s credit status, and that Party B may provide Party A’s information to the credit database established with the approval of the People's Bank of China and credit reporting authorities. Party A agrees that Party B may also make rational use of and disclose Party A’s information as required by its business.
III.	Announced recall
Party A shall have the right to inform the relevant departments or units of Party A’s breaches and to make announce recall through news media.
IV.	Evidence effect of Party B’s records
Unless there is any reliable and conclusive evidence to the contrary, Party B’s internal accounts records on principal, interest, fees and repayment records, the bills and vouchers made or retained by Party B in the process of principal repayment and interest payment by the Debtor, as well as the records and vouchers on Party B’s recall shall constitute the conclusive evidence for the claim-debt relationship under the Master Contract. Party B shall not raise any objection because such records, bills and vouchers are unilaterally made or retained by Party B.
V.	Non-waiver
Party B’s rights hereunder shall not prejudice or exclude any of its rights under laws, regulations and other contracts. Any tolerance, allowance or relief of any breach or delay, or any postponed exercise of any rights hereunder shall never be deemed as a waiver of the rights and interest hereunder or as a permit or acquiescence of any breach of this Contract, never affect, prevent or impede the future exercise of such rights or the exercise of other rights, and never make Party A assume any obligations and responsibilities to Party A.

Even if Party does not exercise or postpones exercising any rights under the Master Contract or does not fully use any relieves under the Master Contract, Party A’s guaranty liability hereunder shall not be relieved thereby, but if Party B relieve the debt under the Master Contract, Party A’s guaranty liability hereunder shall be correspondingly relieved.
VI.
In the event of Party A’s division or dissolution, entry into bankruptcy proceedings, revocation, deregistration of industrial and commercial, or revocation of business license, or in the event of any dispute over the ownership of the fund in the deposit account, Party A shall immediately notify Party B.

VII.	Dissolution or bankruptcy of the Debtor
If Party A knows that the Debtor has entered dissolution or bankruptcy proceedings, it shall immediately notify Party B to file claims, and it shall participate in the dissolution or bankruptcy proceedings and pre-exercise the right of recovery in a timely manner. In case Party A knows or should know that the Debtor has entered dissolution or bankruptcy proceedings, but fails to pre-exercise the right of recovery in a timely manner, the losses incurred shall be borne solely by Party A.
Notwithstanding Article 5(2), in the Debtor's bankruptcy proceedings, if Party B reaches a settlement agreement with the Debtor or agrees to readjust the plan, Party B’s rights hereunder shall not be prejudiced due to the settlement agreement or readjusted plan and Party A’s guaranty liability shall not be relieved. Party A shall not confront Party B’s claims with the conditions specified in the settlement agreement or readjusted plan. For part of the claims that could not be settled due to Party B’s concession to the Debtor in the settlement agreement or readjusted plan, Party B shall also have the right to require Party A to assume the guaranty liability.

VIII.	Dissolution or bankruptcy of Party A
In the case of any dissolution or bankruptcy of Party A, even if the claims of Party B under the Master Contract has not yet been due, Party B shall also have the right to participate in Party A’s liquidation or bankruptcy proceedings and file claims.
IX.
In the case of any change in Party A’s correspondence address and contact details, Party A shall immediately notify Party B in writing and any losses incurred due to failure in timely notification shall be borne solely by Party A.

X.
If Party A or the Debtor fails to comply with the laws, regulations or rules on environmental protection, energy conservation and pollution reduction or possibly cause energy consumption and pollution risks, Party B shall have the right to early exercise the security right hereunder and take other relief measures stipulated herein or permitted by law.

XI.	Miscellaneous
None
XII.	Settlement of disputes
Any disputes arising from the performance of this Contract may be settled through consultation and if the consultation fails, shall be settled as per (1) below. In litigation or arbitration, the provisions hereof not relating to the dispute shall be performed as ever.
(I)	Submitted to the people's court where Party B’s domicile is located.
(II)
Submitted to blank Arbitration Commission (arbitration place) at blank for arbitration in accordance with the arbitration rules of the Commission effective at the time of application. Arbitral award is final and binding on both parties.

XIII.	Effectiveness of contract
This Contract comes into effect upon signed or sealed by the legal representatives (principals) or authorized agents of both Party A and Party B.
XIV.	This Contract is executed in three counterparts.
Article 8	Representations and warranties of Party A
I.	Party A is clearly aware of Party B’s business scope and delegated authority.
II.
Party A has read all provisions of this Contract and the Master Contract. As requested by Party A, Party B has made relevant explanations of the provisions of this Contract and the Master Contract. Party A has fully learned and understood the meaning and the corresponding legal consequences of the provisions of this Contract and the Master Contract.

III.
Party A has the legal qualification as a guarantor, and Party A’s security action hereunder meets the requirements of laws, administrative regulations, rules, and Party A’s Articles of Association or internal organization documents and has been approved by its internal competent organizations and/or the state competent authorities. All liabilities incurred due to Party A having no right to sign this Contract shall be borne by Party A, including but not limited to full compensation for the losses incurred by Party B thereby.

IV.
Party A confirms that it has fully learned the Debtor’s assets, liabilities, operation, credit, reputation, legal qualification and authority for signing the Master Contract, as well as all the contents of the Master Contract.

V.	Party A shall provide the deposit pledge without prejudice to any third party’s legitimate interests or Party A’s legal and contractual obligations.

VI.	The fund in the deposit account is legally owned by Party A, without any dispute over the ownership.
VII.	The fund in the deposit account has no other co-owners, or although has other co-owners, such deposit pledge has been permitted by other co-owners in writing.
VIII.	All the data and information provided by Party A to Party B concerning the deposit pledge security are authentic, legitimate, accurate and complete.

Party A (official seal): Fujian Yada Group Co., Ltd.
Legal representative (principal) or authorized representative (signature): Zhan Youdai
August 11, 2010
Party B (official seal): China Construction Bank Corporation, Songxi branch
Principal or authorized representative (signature): Ou Wenbin
August 11, 2010